Form of
                  Amendment to Investment Advisory Agreement

      This is an Amendment to the Investment Advisory Agreement made and entered into between INVESCO Capital Appreciation Funds, Inc., a Maryland corporation (the "Company") and INVESCO Funds Group, Inc., a Delaware corporation ("IFG"), as of the 28th day of February, 1997 (the "Agreement").

      WHEREAS, the Company desires to have IFG perform investment advisory, statistical, research, and certain administrative and clerical services with respect to management of the assets of the Company allocable to the INVESCO Aggressive Growth Fund, and IFG is willing and able to perform such services on the terms and conditions set forth in the Agreement;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained in the Agreement, it is agreed that the terms and conditions of the Agreement shall be applicable to the Company's assets allocable to the INVESCO Aggressive Growth Fund, to the same extent as if the INVESCO Aggressive Growth Fund were to be added to the definition of "Funds" as utilized in the Agreement, and that INVESCO Aggressive Growth Fund shall pay IFG a fee for services provided to them by IFG under the Agreement as follows: 0.75% on the INVESCO Growth & Income Fund's average net assets.

      IN WITNESS WHEREOF, the parties have executed this Agreement on this _____ day of __________, 1998.

                                    INVESCO CAPITAL APPRECIATION
                                    FUNDS, INC.

                                    By:_______________________________
                                       Dan J. Hesser,
                                       President
ATTEST:

---------------------------
Glen A. Payne, Secretary
                                    INVESCO FUNDS GROUP, INC.

                                    By:________________________________
                                       Ronald L. Grooms,
                                       Senior Vice President
ATTEST:

---------------------------
Glen A. Payne, Secretary